Exhibit 10.6

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT (the “Amendment”) is entered into as of June 7, 2018 by and between At Home RMS Inc., as assignee from Garden Ridge Corporation (the “Company”) and Judd Nystrom (the “Executive”).

WHEREAS, the Executive is party to that certain employment agreement dated as of January 25, 2013 by and between the Executive, the Company, and, solely for purposes of Section 2.3 thereof, At Home Group Inc. f/k/a GRD Holding I Corporation, as modified by that certain amendment dated as of November 1, 2013 (collectively, the “Employment Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Employment Agreement;

WHEREAS, the parties hereto desire to amend the Employment Agreement as provided in this Amendment.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby agreed and acknowledge, the parties hereto agree as follows:

1. The Employment Agreement is hereby amended by deleting Section 3.5 (Cooperation) in its entirety and replacing it with the following:

“3.5. Cooperation. Following the termination of the Executive’s employment with the Company for any reason, the Executive shall reasonably cooperate with the Company upon reasonable request of the Board and be reasonably available to the Company (taking into account any other full-time employment of the Executive) with respect to matters arising out of the Executive’s services to the Company and its subsidiaries. If the Executive resigns his employment, whether or not for Good Reason, then, subject to the Executive’s compliance with the obligations set forth in this Section 3.5, as reasonably determined by the Company in good faith, the Compensation Committee of the Board (the “Committee”) may, in its sole discretion, provide for a cash payment to the Executive of up to $2 million (the “Cooperation Payment”), which Cooperation Payment, if any, shall be paid to the Executive within thirty (30) days following the date on which the Committee determines the Executive has complied with this Section 3.5.”

2. The Employment Agreement, together with this Amendment, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior representations, agreements, and understandings (including any prior course of dealings), whether written or oral, between the parties hereto with respect to the subject matter hereof.

3. This Amendment shall be construed and enforced in accordance with, and the laws of the State of New York hereto shall govern the rights and obligations of the parties, without giving effect to the conflicts of law principles thereof.

4. This Amendment may be executed by facsimile or electronic transmission (e.g., “pdf”) and in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

AT HOME RMS INC.

By:	/s/ Mary Jane Broussard
Name:	Mary Jane Broussard
Title:	SVP, General Counsel

EXECUTIVE

/s/ Judd T. Nystrom

Judd Nystrom

[SIGNATURE PAGE TO NYSTROM EMPLOYMENT AGREEMENT AMENDMENT]